Exhibit 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports listed below, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-61812) and related Prospectus of Noveon, Inc. for the registration of $275,000,000 in 11% Senior Subordinated Notes due 2011:

     o Our report dated February 13, 2003, with respect to the consolidated financial statements of Noveon, Inc.;

     o Our report dated September 5, 2002, with respect to the consolidated financial statements of BFGoodrich Performance Materials (a segment of the BFGoodrich Company); and

     o Our report dated February 12, 2001 (except for the information related to the year ended December 31, 2000 included in Note V, as to which the date is May 23, 2001), with respect to the consolidated financial statements of BFGoodrich Performance Materials (a segment of the BFGoodrich Company).


                                                 /s/ Ernst & Young LLP



Cleveland, Ohio
June 2, 2003